Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Crescent Private Credit Income Corp. (the “Company”) for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Eric Hall, as the Chief Executive Officer of the Company and Kirill Bouek, as the Chief Financial Officer of the Company, each hereby certifies, to the best of such officer’s knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eric Hall
Name:	Eric Hall
Title:	Chief Executive Officer
Date:	March 6, 2026

/s/ Kirill Bouek
Name:	Kirill Bouek
Title:	Chief Financial Officer
Date:	March 6, 2026